Exhibit 99.1

Blockbuster Inc. Announces Pricing of $675 Million of Senior Secured

Notes due 2014

Dallas TX, New York, NY—September 17, 2009—PRNewswire-FirstCall—Blockbuster Inc. (NYSE: BBI, BBI.B), a leading global provider of media entertainment, today announced that it has priced an offering of $675 million aggregate principal amount (increased from $340 million, as announced on September 14, 2009) of 11.75 percent senior secured notes due 2014 at an issue price of 94.0 percent.

The new Notes will be issued in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside the U.S. pursuant to Regulation S under the Securities Act of 1933, as amended. The new notes will be senior secured obligations and will be guaranteed by the Company’s domestic subsidiaries. The Notes and the guarantees will be secured by first-priority liens on substantially all of the Company’s and the guarantors’ assets.

The sale of the new notes is expected to be consummated on or about October 1, 2009, subject to customary closing conditions.

Blockbuster plans to use the net proceeds of the Notes to repay all indebtedness outstanding under the Company’s revolving credit facility and Term Loan B, and its revolving asset-based loan facility in Canada, fund fees and expenses of the transaction and for general corporate purposes.

The Notes will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering; solicitation or sale would be unlawful.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “predicts,” “targets,” “seeks,” “could,” “intends,” “foresees” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements in this release that describe our strategies, initiatives, future actions, plans or goals are forward-looking. These forward-looking statements are based on management’s current intent, belief and expectations. These statements are not guarantees of future outcomes and involve risks, uncertainties, assumptions and other factors that are difficult to predict. Therefore, actual outcomes may vary materially from what is expressed in or indicated by the forward-looking statements. The proposed offering is subject to a number of conditions, including the amendment of our senior credit agreement, and there can be no assurance whether such offering will be completed on the terms discussed above or at all. The risk factors set forth under “Item 1A. Risk Factors” in our Annual Reports on Form 10-K and other matters discussed from time to time in our filings with the Securities and Exchange Commission, including the “Disclosure Regarding Forward-Looking Information” and “Risk Factors” sections of our Quarterly Reports on Form 10-Q, among others, could affect future outcomes, causing outcomes results to differ materially from those expressed in our forward-looking statements. Accordingly, our investors are cautioned not to place undue reliance on these forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. We undertake no obligation to update publicly any forward-looking statement in this release or in other documents, our website or oral statements for any reason, even if new information becomes available or other events occur in the future.

About Blockbuster Inc.

Blockbuster Inc. is a leading global provider of rental and retail movie and game entertainment. The Company provides its customers with convenient access to media entertainment anywhere and anyway they want it – whether in-store, by-mail, through vending and kiosks or digital download. With a highly recognized brand name and a library of over 125,000 movie and game titles, Blockbuster leverages its multi-channel presence to best serve the 2 million daily global customers and over 50 million annual global customers who purchase its media content and to further build upon its leadership position in the media entertainment industry. The Company has approximately 7,100 stores in the United States, it territories and 19 other countries. Annual revenues were $5.3 billion as of January 4, 2009.

U.S. Blockbuster Press Contact:	Blockbuster Investor Relations Contact:
Randy Hargrove	Kellie Nugent
Senior Director, Corporate Communications	Director, Investor Relations
(214) 854-3190	(214) 854-4442

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